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                                                                    EXHIBIT 99.1


                                                                    NEWS RELEASE

Financial Contact:         L. Nash Allen, 662-680-2330
Media Contact:             Harry Baxter, 662-680-2410
                           Randy Burchfield, 662-680-2216


FOR IMMEDIATE RELEASE                                July 21, 2000

   BANCORPSOUTH RECEIVES FDIC APPROVAL OF MERGER WITH FIRST UNITED BANCSHARES

TUPELO, MISS. - July 21, 2000 - BancorpSouth, Inc. (NYSE: BXS) announced today that it has received approval from the Federal Deposit Insurance Corporation with respect to the proposed merger of First United Bancshares, Inc. (Nasdaq:
UNTD) into BancorpSouth. This is the final consent of the applicable federal regulators needed prior to consummation of the merger.

In addition, the merger agreement between BancorpSouth and First United provides First United with a right to terminate the agreement if the average closing price of BancorpSouth common stock during the 20 trading days prior to receipt of regulatory approval of the merger is less than a specified amount. Because the average closing price of BancorpSouth stock exceeded the specified amount over this period, this termination right is no longer exercisable.

BancorpSouth is a financial services company with 171 banking and mortgage locations in Mississippi, Tennessee and Alabama. BancorpSouth also provides investment services through its subsidiary, BancorpSouth Investment Services Inc., and insurance services through BancorpSouth Insurance Services.

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THIS NEWS RELEASE MAY BE DEEMED TO BE SOLICITATION MATERIAL WITH RESPECT TO THE
PROPOSED MERGER OF BANCORPSOUTH AND FIRST UNITED. BANCORPSOUTH AND ITS DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO A SHAREHOLDER MEETING TO BE HELD IN CONNECTION WITH SUCH MERGER. BANCORPSOUTH'S DIRECTORS INCLUDE SHED H. DAVIS, HASSELL H. FRANKLIN, FLETCHER H. GOODE, M.D., W.G. HOLLIMAN, JR., A. DOUGLAS JUMPER, TURNER O. LASHLEE, AUBREY B. PATTERSON, ALAN W. PERRY, TRAVIS E. STAUB, AND ANDREW R. TOWNES, D.D.S. AS OF JANUARY 31, 2000, HASSELL H. FRANKLIN WAS THE BENEFICIAL OWNER OF APPROXIMATELY 923,461 SHARES OF BANCORPSOUTH COMMON STOCK (OR APPROXIMATELY 1.61% OF THE OUTSTANDING SHARES OF BANCORPSOUTH COMMON STOCK), AND EACH OF THE OTHER DIRECTORS OF BANCORPSOUTH BENEFICIALLY OWNED LESS THAN 1% OF THE OUTSTANDING SHARES OF BANCORPSOUTH COMMON STOCK.

IN CONNECTION WITH THE PROPOSED MERGER, BANCORPSOUTH HAS FILED A REGISTRATION STATEMENT ON FORM S-4 WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS OF BANCORPSOUTH AND FIRST UNITED ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT ARE PART OF THE REGISTRATION STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER, BANCORPSOUTH AND FIRST UNITED. THE REGISTRATION STATEMENT IS AVAILABLE FOR FREE, BOTH ON THE SEC'S WEB SITE (WWW.SEC.GOV) AND FROM BANCORPSOUTH'S
AND FIRST UNITED'S CORPORATE SECRETARIES.



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